OMB APPROVAL
UNITED STATES	OMB Number: 3235-0060
SECURITIES AND EXCHANGE COMMISSION	Expires: February 28, 2013
Washington, D.C. 20549	Estimated average burden
hours per response.........5.68

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 24, 2010

YaSheng Group
(Exact name of registrant as specified in its charter)

California	000-31899	33-0788293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Veterans Blvd., Suite 228, Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(650) 363-8345

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2010, our Board of Directors elected five new independent directors effective October 1, 2010.  These directors join the Company's Board in addition to the currently sitting members.  The new Directors are:

1)           Mr. Wei Tingwu, born in 1966. Since March 2009 Mr. Wei has served as General Manager and Engineering Technical Director for Lanzhou Jiaoda Engineering Consulting Co., Ltd., where he has overseen the development and construction of many large projects throughout China.  Previously, from 1997 to 2009, Mr. Wei was Technical Director with Jiuquan City Project Construction Inspection Center. He is a Senior Engineer. Mr. Wei has over 20-year experience in engineering supervision and administrative management;

2)           Mr. Yang Baoquan, born in 1966. From 2001 to 2010, Mr. Yang was the Chief Technology Officer for the Jiuquan Botanical Garden. From 1987 to 1999, Mr. Yang served as an engineer and subsequently Technical Director for the Jiuquan City Forestry Bureau.  Mr. Yang received a Bachelor’s Degree from Gansu Agriculture University, majoring in Forestry and Ecological Protection. Mr. Yang is a Senior Engineer. He has over 20-years experience in the fields of ecological protection and administrative management;

3)           Mr. Zhang Xinmin, born in 1969. Mr. Zhang is a licensed attorney and certified public accountant in China.  For the past five years Mr. Zhang has worked at the Jiuquan Yangguan Law Firm as a senior attorney and simultaneously with the Jiuquan Hongzheng Accounting Firm as a certified public accountant. Mr. Zhang has acted as counsel on numerous substantial corporate transactions and is expert in the area of internal control and financial audit. Mr. Zhang has been practicing law for over 12 years and holds a L.L.B degree;

4)           Mr. Liu Darong, born in 1966.  From 1995 to 2010, Mr. Liu has served as Chairman and legal representative with Akesai County Granite Stone Material Factory in China. During this period, Mr. Liu took a leading role in stone material program with many large projects, including Mo Gao Grotto at Dunhuang. From 1988 to 1994, Mr. Liu was Vice Major with Gansu Qingshui County. Mr. Liu has over twenty-year experience in project and administrative management;

5)           Mr. Wang Anxue, born in 1954.  From 2000 to 2010, Mr. Wang has served as a Senior Engineer with the Suzhou Municipal Water Affairs Bureau in China, in charge of water resources engineering survey and design. During the period, he won a Second Prize in Science and Technology Progress at Gansu Province level. Previously, from 1986 to 2000, Mr. Wang served as the Corp Secretary for Jiuquan Dayu Co., Ltd., a listed company in China. Mr. Wang is a Senior Engineer. He holds a Bachelor’s Degree in Engineering. Mr. Wang has over 25 years experience in survey and administrative management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YaSheng Group

Date: October 8, 2010	By:	/s/ Changsheng Zhou
Name: Changsheng Zhou
Title: Chief Executive Officer